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                                                             Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated November 14, 1995, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited and Subsidiaries as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995. We also consent to the reference to our firm under the caption "Experts".




                                                 COOPERS & LYBRAND L.L.P.


May 21, 1996
New York, New York